LICENSE AGREEMENT
                                -----------------

         This Agreement is entered into by and between VISX, INCORPORATED, a Delaware corporation ("LICENSOR"), and LASERSIGHT, INCORPORATED, a Delaware corporation ("LICENSEE").
                                    RECITALS:
                                    ---------

         LICENSOR is the owner of certain patents and patent applications issued in countries other than the United States (hereinafter Licensed Patents) covering developments in the field of ophthalmological laser surgery generally referred to as Phototherapeutic Keratectomy ("PTK") and Photorefractive Keratectomy ("PRK").

         LICENSEE or its Affiliates manufacture and sell, and desire to continue to manufacture and sell, ophthalmological laser surgical equipment. LICENSOR and LICENSEE are presently engaged in litigation in the Federal Court of Canada, Trial Division, entitled VISX, Incorporated v. LaserSight, Incorporated, et. al., No. T-1876-95 ("the Canadian Action"), wherein LICENSOR asserts and LICENSEE denies that LICENSEE has infringed certain of the LICENSED PATENTS.

         LICENSOR and LICENSEE wish to settle the Canadian Action and any other disputes that may exist between them relating to said LICENSED PATENTS.

         IT IS, THEREFORE, AGREED:

                                    ARTICLE 1
                               GENERAL DEFINITIONS
                               -------------------

         1.1 Affiliate. The term "Affiliate" shall mean, with respect to any person or entity, any other person or entity that, directly or indirectly, controls, is under common control with, or is controlled by that person or entity. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the power to direct and/or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities, by contract or otherwise.

         1.2 Claim. The term "Claim" shall mean a patent claim which has not expired and which has not been disclaimed, canceled, or finally held invalid or unenforceable by a court of competent jurisdiction from which no further appeal is possible or has been taken within the time period provided under applicable law for such appeal.

         1.3 Effective Date. The "Effective Date" of this Agreement shall be May 1, 1997.

         1.4 Equipment Royalty. The term "Equipment Royalty" shall mean the royalty to be charged for the sale, lease, and other disposition of Licensed Products.

         1.5 Excluded Patents. The term "Excluded Patents" shall mean any patent issued in the United States, owned by LICENSOR or a LICENSOR Affiliate and listed on Exhibit A or as to which the exclusive rights therein have been granted to Pillar Point Partners.

         1.6 LIBOR Rate. The term "LIBOR Rate" shall mean a fixed rate of interest per annum offered for one-year dollar deposits in the London market, in effect on the applicable date of reference thereto hereunder, as quoted in the Wall Street Journal.

         1.7 Licensed Patents. The term "Licensed Patents" shall mean and include the patents and patent applications listed on Exhibit B attached hereto together with all reissues, re-examinations, divisions, continuations, continuations-in-part, renewals, extensions of, and additions thereto.

         1.8 Licensed Procedure. The term "Licensed Procedure" shall mean any procedure for performing ultraviolet laser corneal surgery which is performed outside the United States and is covered by at least one Claim of a Licensed Patent.

         1.9 Licensed Product. The term "Licensed Product" shall mean any ultraviolet light generating instrumentality that is covered by at least one Claim of any Licensed Patent, including but not limited to the product(s) more specifically described in Exhibit C. The term "ultraviolet light generating instrumentality" when used in this agreement shall mean the entire machine used for performing ultraviolet laser surgery, and not merely a component or other part of such machine.

         1.10 Net Selling Price. The term "Net Selling Price" shall mean, with respect to any Licensed Product, the price for the Licensed Product, including any component thereof (such as, without limitation, power supplies, gas tanks, and software), excluding, without limitation, any bona fide charges with respect to the Licensed Product for packing, transportation, insurance, installation, training, duties, commissions to third-party distributors or representatives, use or sales taxes, excise taxes, goods and services taxes, prompt payment discounts, quantity discounts, amounts allowed for returns or credited for trade-ins of Licensed Products on which a Equipment Royalty already has been paid (or was not otherwise due), and other similar charges. For purposes of the preceding sentence, the "price" for a Licensed Product and the related "charges" shall be determined as follows:

                  (a) If LICENSEE or a LICENSEE Affiliate sells the Licensed Product to a person or entity which is not LICENSEE's Affiliate, the price shall be the amount paid to LICENSEE or the LICENSEE Affiliate for the Licensed Product.

                  (b) If LICENSEE or a LICENSEE Affiliate leases the Licensed Product or licenses the use of the Licensed Product to a person or entity that is not a LICENSEE Affiliate, sells or leases or licenses the use of the Licensed Product to a LICENSEE Affiliate, or sells, leases, licenses the use of, or exchanges the Licensed Product for consideration other than money, then the Net Selling Price for the Licensed Product shall be the average actual Net Selling Price realized by LICENSEE and its Affiliates during the immediately preceding twelve
         (12) full calendar months for the same Licensed Products or comparable Licensed Products of LICENSEE if no sales of the same Licensed Products have occurred during that period. If there were no actual sale for money of the same or comparable Licensed Product to a person or entity that is not a LICENSEE Affiliate during the preceding twelve (12) calendar months, then the Net Selling Price for the Licensed Product shall be the average Net Selling Price realized by LICENSEE and its affiliates during the twelve (12) months prior to and including the date on which the last sale for money of the Licensed Product or a comparable Licensed Product was made to a person or entity that is not a LICENSEE Affiliate.

                  (c) If the Licensed Product is a component of a larger system with components which are not Licensed Products, then the price with respect to the component shall be the price at which LICENSEE or LICENSEE's Affiliates ordinarily sell the component separately to their customers. If LICENSEE does not sell the component separately, then the price shall be the fair market value of the component as of the date of the subject transaction. Any charges shall be allocated to the component in the same proportion as the price of the component, as so determined, bears to the price of the entire larger system.

                  (d) The price shall not include the price of service contracts, replacement or ancillary components, such as laser excitation gases, filters, patient disposables, and the like which may be sold to LICENSEE's customers from time to time and which are not themselves Licensed Products.

                  (e) On or  before  the  date of the  first  report  due  under
         Section 4.7 below, LICENSEE will provide to LICENSOR an example of LICENSEE's calculations of the Net Selling Price for LICENSEE's current Licensed Product.

         1.11 Overdue Rate. The term "Overdue Rate" shall mean the LIBOR Rate, plus three and one-half percent (3.5%).

         1.12 Pillar Point Partners. The term "Pillar Point Partners" shall mean the general partnership formed under an Agreement dated June 3, 1992 between LICENSOR and Summit Technology, Inc.

         1.13 United States. The term "United States" shall mean all fifty (50) states of the United States of America, the District of Columbia, Puerto Rico and any other territory or possession or US military base or installation of the United States of America.

         1.14 User. The term "User" shall mean any user of any Licensed Product in a country other than the United States.

                                    ARTICLE 2
                                    RELEASES
                                    --------

                  Subject to the payment of the initial  payment as set forth in
Section 4.1 of this Agreement, LICENSOR does hereby fully release, acquit, and forever discharge LICENSEE and LICENSEE's Affiliates and their respective officers, directors, shareholders, agents, employees, customers, distributors, dealers, vendees, suppliers, and Users from any and all claims or liability, known or unknown, arising out of or related in any way to (a) any matter which could be considered an infringement or form the basis of an action or claim of infringement under the Licensed Patents occurring prior to the Effective Date and/or (b) the manufacture, use, offer to sell, or sale of any ultraviolet light generating instrumentality in any country in which any of the Licensed Patents is issued as of the Effective Date. This Agreement effects a settlement of claims which are contested and denied. Nothing herein shall be construed as an admission by any party of any liability of any kind to the other party. This Agreement shall not be admissible as evidence against any party hereto in any proceeding other than in a proceeding to enforce an obligation of a party hereunder. Notwithstanding anything herein to the contrary, the provisions of this Article 2 shall survive the expiration or termination of the Agreement.

                                    ARTICLE 3
                                      GRANT
                                      -----

         3.1      Worldwide except the United States.

                  (a) Licensed Products. The LICENSOR hereby grants to LICENSEE the non-exclusive right and license under the Licensed Patents to make, have made, use, offer to sell, sell, lease and otherwise dispose of any and all Licensed Products and other apparatus covered by the Licensed Patents during the term hereof in all countries of the world except the United States. The foregoing grant excludes the right to sublicense with the following exceptions:

                           (i) LICENSEE  shall have the right to sublicense  any
                  of its rights under the foregoing grant to any one or more LICENSEE Affiliate, on such terms and conditions as LICENSEE in its sole discretion deems appropriate, to the full extent, and subject to all the limitations and conditions (including the obligation to pay Equipment Royalties), of the grant to LICENSEE hereunder. Each sublicense to a LICENSEE Affiliate under the immediately preceding sentence shall be treated as if the applicable LICENSEE Affiliate separately entered into this Agreement with the LICENSOR, but any such separate agreement shall not be construed to diminish in any respect LICENSEE's rights or obligations under this Agreement.

                           (ii) LICENSEE, and any Affiliate sublicensed in accordance with Section 3.1(a)(i), shall have the right to license, offer to sell, sell, lease, or otherwise dispose of Licensed Products to Users, and other persons or entities directly or indirectly through distributors or other resellers or by other means.

                  (b) Licensed Procedures. The LICENSOR hereby grants to LICENSEE the non-exclusive right and license under the Licensed Patents to perform any and all Licensed Procedures during the term hereof in all countries of the world except the United States. The foregoing grant excludes the right to sublicense to others with the following exceptions:

                           (i) LICENSEE  shall have the right to sublicense  any
                  of its rights under the foregoing grant to any one or more LICENSEE Affiliate, on such terms and conditions as LICENSEE in its sole discretion deems appropriate to the full extent, and subject to all the limitations and conditions, of the grant to LICENSEE hereunder. Each sublicense to a LICENSEE Affiliate under the immediately preceding sentence shall be treated as if the applicable LICENSEE Affiliate separately entered into this Agreement with the LICENSOR, but any such separate agreement shall not be construed to diminish in any respect LICENSEE's rights or obligations under this Agreement.

                           (ii) LICENSEE, and any LICENSEE Affiliate sublicensed
                  in accordance with Section 3.1(b)(i), shall have the right to sublicense Users, and other persons and entities to perform Licensed Procedures.

                  (c) Labeling. LICENSEE or its applicable Affiliates shall affix to each Licensed Product which is sold, leased, licensed or otherwise disposed of after the Effective Date by LICENSEE or any LICENSEE Affiliate any label reasonably requested by the LICENSOR respecting the Licensed Patents. Nothing in this Agreement shall be construed to prevent LICENSEE from pointing out that Licensee is the manufacturer of the Licensed Product.

         3.2      Excluded Patents.

                  (a) Notwithstanding anything herein to the contrary, nothing in this Agreement shall be construed as granting LICENSEE or any LICENSEE Affiliate a right to practice under any of the Excluded Patents. The parties acknowledge that LICENSOR and Summit Technology, Inc. ("SUMMIT") have exclusively licensed to Pillar Point Partners their respective rights under their United States patents relating to any ultraviolet light-generating instrumentality used to perform corneal surgery. It is the stated policy of the Pillar Point Partners to award third party sublicense agreements to all persons qualified to make, have made, use, sell, lease and otherwise dispose of and perform (including the right to license others to perform) procedures practicing the subject matter defined by the so-licensed patents, on reasonable, nondiscriminatory terms, consistent with those prevailing in the market for apparatus or methods for performing ultraviolet laser corneal surgery at the time any third party sublicense agreement is to be entered into. All Pillar Point Partners decisions require, and are made by, the unanimous agreement of LICENSOR and SUMMIT. Upon written request by LICENSEE, LICENSOR agrees to use reasonable efforts to secure for LICENSEE a third party sublicense from the Pillar Point Partners on the terms available to third parties at that time.

                  (b) In the event that LICENSEE or its Affiliates acquire a third party sublicense from Pillar Point Partners, then LICENSEE's obligations to LICENSOR to pay royalties to LICENSOR on a Licensed Product sold, leased or otherwise disposed of for use in the United States shall be excused to the extent that LICENSEE actually pays royalties on the same equipment to Pillar Point Partners.

         3.3 Efforts. LICENSEE's only obligation under this Agreement with respect to producing, promoting, selling and marketing Licensed Product is to use such reasonable efforts as LICENSEE in the exercise of its sole discretion deems appropriate.

         3.4 Nonassertion. With respect to (a) any patent (other than the Excluded Patents) issued in any country which on the Effective Date, LICENSOR owns or under which it has the right to grant licenses or (b) any patent (other than the Excluded Patents) which may later issue in any country other than the United States on a pending patent application which, on the Effective Date or during the term of this Agreement, LICENSOR owns or under which it has the right to grant licenses, LICENSOR shall not assert any claims for infringement against LICENSEE, any LICENSEE Affiliate, or any of their respective shareholders, employees, agents, suppliers, vendees, licensees, lessees, customers or Users based on the manufacture, sale, or use of any ultraviolet light generating instrumentality upon which a royalty has been paid in accordance with Article 4. The provisions of this Section 3.4 shall be binding upon and inure to the benefit of the LICENSOR and LICENSEE and their respective successors and permitted assigns.

         3.5 Withdrawal of Pending Actions. Any claims or causes of action between LICENSOR and LICENSEE for infringement of patents, which infringement occurred prior to the Effective Date, shall be deemed to have been fully and completely released and settled between them. The parties shall within thirty
(30) days of the execution of this Agreement consent to an order discontinuing the Canadian Action and providing that each party will bear its own costs and attorneys fees related to the action.

                                    ARTICLE 4
                             PAYMENTS AND ROYALTIES
                             ----------------------

         4.1 Initial Payment. LICENSEE shall pay to LICENSOR, a non-refundable sum in the amount of two hundred and thirty thousand four hundred dollars (US$230,400.00) as payment for any and all claims or liability for the Release set forth in Article 2, above. Such sum shall be payable in eight (8) equal quarterly payments of twenty-eight thousand eight hundred dollars (US$28,800), plus accrued interest on unpaid amounts as of the date of payment at the LIBOR Rate in effect at the beginning of each quarterly period.

         4.2 Equipment Royalty. With respect to all Licensed Products made, used, sold, leased, or otherwise disposed of after the Effective Date of this Agreement outside the United States, LICENSEE shall pay to LICENSOR an equipment royalty as follows:

                  (a) for Licensed Products sold, leased or otherwise disposed of for use outside of the United States, Canada or Japan, an Equipment Royalty of six percent (6%) of the Net Selling Price of such Licensed Products.

                  (b) for Licensed Products sold, leased or otherwise disposed of for use in Japan, an Equipment Royalty of nine percent (9%) of the Net Selling Price of such Licensed Products.

                  (c) for Licensed Products sold, leased or otherwise disposed of for use in Canada, an Equipment Royalty of thirty thousand Canadian dollars (CN$30,000.00) for each such Licensed Product sold, leased or otherwise disposed of.

Without limitation, a Licensed Product shall also be deemed to be "otherwise disposed of" if it is not sold but delivered by LICENSEE or a LICENSEE Affiliate to others for consideration other than money (including by barter or exchange) regardless of the basis of compensation, or put into commercial use by LICENSEE or any LICENSEE Affiliate.

         4.3 Equipment Royalty Credit. In the event that any Licensed Product for which an Equipment Royalty has been paid by LICENSEE is returned and accepted by LICENSEE for credit, LICENSEE shall be entitled to a credit from LICENSOR for any Equipment Royalty paid to LICENSOR with respect to the returned Licensed Product, provided each of the following requirements are satisfied by
LICENSEE:

                  (a) The particular Licensed Product was returned within one hundred eighty (180) days after the installation thereof at the place of business of the returning party; and

                  (b) LICENSEE makes a written application to LICENSOR for such a credit in the form reasonably specified by LICENSOR from time to time for such purpose, accompanied by documentary evidence in form and substance reasonably acceptable to LICENSOR, confirming that the return has occurred and that LICENSEE has made a refund of any payment received by LICENSEE with respect to the returned Licensed Product.

         4.4 Multiple Claims and Transactions. Anything in this Agreement to the contrary notwithstanding, a single Equipment Royalty shall be payable under this Agreement for each single Licensed Product, regardless of the number of Claims of the Licensed Patents which that Licensed Product may embody, the number of transfers (including transfers to any LICENSEE Affiliate) of that Licensed Product, or any other circumstance. If the Net Selling Price for the Licensed Product is payable in installments, under either an installment sale contract, a lease, or any similar arrangement, then for purposes of the preceding sentence, the sum of all Equipment Royalties payable with respect to all the installments shall be considered a single Equipment Royalty.

         4.5 Conversion to Licensed Product. If an ultraviolet laser apparatus is not a Licensed Product at the time it is sold, leased, licensed or otherwise disposed of by LICENSEE or any LICENSEE Affiliate, but a modification is made to the apparatus by LICENSEE or any LICENSEE Affiliate to convert it into a Licensed Product, then the event of modification shall be deemed a sale, lease, license or other disposition of the apparatus occurring on the day of the modification event for purposes of this Agreement. Thereupon, the apparatus so becoming a Licensed Product shall be subject to the payment of an Equipment Royalty pursuant to Section 4.2. However, for purposes of computing the Equipment Royalty on that Licensed Product, the Net Selling Price thereof shall be the cost of the apparatus when first sold, leased, licensed or otherwise disposed of (depreciated on a straight-line basis over a five-year period), plus the additional cost paid with respect thereto upon any modification thereof as provided in this section, each such cost computed under the rules set forth in the definition of the term Net Selling Price.

         4.6 Deferred Payments of Equipment Royalties. If any Licensed Product is sold, leased, licensed or otherwise disposed of in a transaction in which the consideration therefor, and the Equipment Royalty with respect thereto, is payable in installments, as herein contemplated, then:

                  (a) The Equipment Royalty payable pursuant to Section 4.6 shall be payable at the same royalty percentage as set forth in Section
         4.2 applied to each installment payment as such installment payment is received.

                  (b) The maximum  amount of  Equipment  Royalty  payable  under
         Section 4.6 with respect to the transaction shall be computed, as of the date the transaction was entered into, on the aggregate of all installments to be paid for the Licensed Product under the terms of the transaction.

                  (c)  Any  portion  of the  Equipment  Royalty  computed  under
         Section 4.2 the payment of which is deferred under Section 4.6 shall accrue interest during the period commencing on the date such transaction was entered into and extending through the date of the payment of the deferred portion, at the LIBOR Rate in effect from time to time during that period.

                  (d) Each Equipment Royalty installment payable hereunder with respect to the transaction shall be accompanied by a payment of any interest accrued to the date of the Equipment Royalty installment due date.

                  (e) It is understood that Sections 4.6 (c) and (d) shall only apply if the installment sale, lease, license or other disposition does not include a separately calculated finance charge, whether stated or not, at least equal to the LIBOR Rate at the time the transaction is entered into. If the finance charge is less than the LIBOR Rate at the time of the transaction entered into, then such sections shall only apply to compensate LICENSOR for the difference between such finance charge and the LIBOR Rate.

         4.7      Reports and Payments.

                  (a) Quarterly and Final Reports of Transactions.

                           (i) Within sixty (60) days after the end of each calendar quarter, and within sixty (60) days after the expiration of the term of this Agreement as provided in
                  Article 12, LICENSEE shall deliver to the LICENSOR a written report pertaining to all transactions which occurred in that calendar quarter, or in the period ending on such expiration date for which a quarterly report has not previously been furnished to the LICENSOR, as the case may be, with respect to Licensed Products subject to Equipment Royalties.

                           (ii) Each  report  provided  under this  Section  4.7
                  shall:

                                    (A)  Contain   information   sufficient   to
                           calculate all Equipment Royalties earned by the LICENSOR during the period to which it relates with respect to each category of Licensed Products.

                                    (B) Contain any other information reasonably
                           specified by the LICENSOR from time to time.

                                    (C) Be in form and  substance  acceptable to
                           reasonable requirements of the LICENSOR's independent public accounting firm acting in such capacity from time to time during the term of this Agreement.

                                    (D) Be certified as to accuracy by the Chief
                           Financial Officer of LICENSEE or any other officer of equal or higher rank.

                  (b) Payments. Within sixty (60) days after the end of each calendar quarter, and within sixty (60) days after the expiration of the term of this Agreement as provided in Article 12, LICENSEE shall pay to the LICENSOR an amount equal to the sum of all Equipment Royalties (plus applicable interest, if any) accrued and earned during the calendar quarter, or during the period ending on the expiration date, as the case may be. All payments shall be payable at LICENSOR's address for notice specified in Article 8 or at such place as the LICENSOR may designate in writing to LICENSEE from time to time.

                  (c) Taxes. If LICENSEE is required to withhold any taxes from any sum payable to the LICENSOR hereunder, LICENSEE shall withhold such taxes and pay same to the appropriate tax authorities for the account of the LICENSOR. LICENSEE shall obtain, and promptly furnish to the LICENSOR, a receipt evidencing each such tax payment.

                  (d) Form of Payment. All payments shall be paid in United States dollars. Net Selling Price shall first be determined in the currency in which the Licensed Products were manufactured and then converted into its equivalent in United States currency each month, at the average monthly conversion rate for such foreign currency computed based on the conversion rates as published in The Wall Street Journal for such month.

                                    ARTICLE 5
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         5.1 LICENSOR's Representations. LICENSOR represents and warrants to LICENSEE that LICENSOR is the sole and exclusive owner of the entire right, title and interest in and to the Licensed Patents, subject to certain non-exclusive licenses granted to qualified parties, and that LICENSOR has the right to grant to LICENSEE the rights and licenses granted hereunder.

         5.2 LICENSEE's Representations. LICENSEE represents and warrants to LICENSOR that, as of the Effective Date, LICENSEE has not manufactured, used or sold more than thirty-five (35) Licensed Products for use in any country in which any of the Licensed Patents is issued as of the Effective Date. LICENSEE further represents and warrants that the accessory equipment listed on Exhibit C is always sold for a purchase price that is in addition to the purchase price of the Licensed Product.

         5.3 Mutual Representations. LICENSOR and LICENSEE each represents and warrants to the other that it has full power and authority to enter into this Agreement and carry out the transactions contemplated hereby.

                                    ARTICLE 6
                             RECORDS AND INSPECTIONS
                             -----------------------

         6.1 Records. LICENSEE shall keep and maintain complete books and records, utilizing generally accepted accounting principles, and other accepted accounting practices appropriate to the business being conducted by LICENSEE, showing with respect to each Licensed Product sold, leased or otherwise disposed of by LICENSEE or any LICENSEE Affiliate for the eight (8) most recent calendar quarters prior to the date of any inspection pursuant to Section 6.2(b), all information reasonably necessary to calculate each Equipment Royalty which is payable to the LICENSOR under this Agreement.

         6.2  Inspection.

                  (a) Selection of Inspector. The LICENSOR acting in good faith shall, at its own expense, have the right at any time to designate an internationally recognized accounting firm (an "inspector") who is independent of LICENSOR and is reasonably approved by LICENSEE, without unreasonable delay, to conduct an inspection as outlined in this
         Section 6.2. LICENSOR shall provide LICENSEE reasonable advance notice prior to conducting any inspection and such inspection shall only be conducted during reasonable business hours.

                  (b) Scope of Inspection. The inspector shall have the right, exercisable by the LICENSOR not more frequently than once every fiscal year of LICENSEE during the term of this Agreement, on behalf of the LICENSOR to inspect all books and records of LICENSEE and its Affiliates maintained as required under Section 6.1, for the eight (8) most recent calendar quarters prior to the date of such inspection, and make copies of same as the inspector deems appropriate.

                  (c) Cooperation. LICENSEE hereby agrees to cooperate with any inspection conducted by the inspector as herein provided and comply with all reasonable requests of the inspector.

                  (d) Confidentiality Requirements. Prior to commencing any inspection as herein permitted, LICENSEE may require the LICENSOR to provide it with a written agreement, consistent with the provisions of Articles 6 and 7 and signed by the inspector, under which the inspector agrees to hold in confidence and not disclose to the LICENSOR, any of its partners, any Affiliates of any partner or LICENSOR, or any other person or entity, and not to use except for purposes of the inspection, any confidential information provided to or acquired by the inspector in connection with any such inspection, except that the inspector may prepare a report of the results of the inspection which shall report to LICENSOR only as to the accuracy of the Equipment Royalty computations made in the report or reports being inspected.

         6.3 Inspection Fee. If the LICENSOR orders an inspection of LICENSEE's or its Affiliates' books and records under Section 6.2 which reveals that LICENSEE has underpaid any Equipment Royalties due during the inspection period, LICENSEE shall immediately pay to the LICENSOR the unpaid amount plus interest on the underpaid amount for the period from the date the underpaid amount was originally due to the date of payment thereof. If the underpaid amount is more than ten (10%) of the Equipment Royalties actually paid to the LICENSOR during the inspection period, then LICENSEE shall also pay to the LICENSOR the cost of the inspection. If an inspection under Section 6.2 reveals that LICENSEE has overpaid any Equipment Royalties due during the inspection period, LICENSOR shall, at LICENSEE's election, either credit the overpayment to LICENSEE or immediately pay to the LICENSEE the overpaid amount plus interest on the overpaid amount for the period from the date of payment to the date of the inspection.

                                    ARTICLE 7
                            CONFIDENTIAL INFORMATION
                            ------------------------

         7.1 Confidential Information. LICENSOR shall not disclose to any third party or use except in furtherance of this Agreement any confidential information disclosed in connection with the Agreement by LICENSEE, or any LICENSEE Affiliate, except that the LICENSOR may disclose any such confidential information to the extent necessary to comply with its existing license agreements or an order of a court or government agency, provided that, no later than thirty (30) days after it is so ordered but in any case at least ten (10) days prior to such disclosure, the LICENSOR notifies LICENSEE of its intention to make the disclosure and precisely the confidential information the LICENSOR intends to disclose and cooperates with LICENSEE on reasonable measures to protect the confidentiality of such information. The LICENSOR shall take reasonable steps to limit access to any such confidential information to only persons having a need to know the confidential information for the purpose of carrying out this Agreement and who are obligated to retain the confidentiality of such information under a written agreement with LICENSOR on terms at least as restrictive as the provisions contained herein. LICENSOR agrees to return to LICENSEE upon termination or expiration of this Agreement all tangible copies of confidential information acquired from LICENSEE or its Affiliates.

         7.2 Non-Confidential Information. The LICENSOR and any inspector shall be under no obligation with respect to any portion of such confidential information which:

                  (a) Through no act or failure to act on the part of the LICENSOR or the inspector, becomes known or available to the public.

                  (b) Is known by the LICENSOR or the inspector (preferably shown by contemporaneous written records) prior to the time of receiving such information.

                  (c) Is furnished to the LICENSOR by any person not legally precluded from making the disclosure without restriction on disclosure.

                                    ARTICLE 8
                                     NOTICES
                                     -------

         Any notice given pursuant to this Agreement shall be in writing and, except as otherwise expressly provided herein, shall be deemed to have been duly delivered if delivered in person or by certified or registered or overnight express mail, postage and mailing expense prepaid, or by facsimile transmission with hard copy to follow by regular mail, and, if given or rendered to LICENSEE addressed to:

                                LaserSight Incorporated
                                12161 Lackland Road
                                St. Louis, MO 63146
                                Attention:  President

                                and to:

                                LaserSight Technologies, Inc.
                                12249 Science Drive
                                Suite 160
                                Orlando, FL 32828
                                Attention:  President


or, if given or rendered to LICENSOR addressed to:

                                VISX, Incorporated
                                3400 Central Expressway
                                Santa Clara, CA  95051
                                Attention:  Chief Executive Officer

Either party may specify a different address by notifying the other in writing of such different address.

                                    ARTICLE 9
                              MOST FAVORED LICENSEE
                              ---------------------

If subsequent to the Effective Date, LICENSOR grants to another manufacturer of excimer laser systems similarly situated to LICENSEE a license under any of the Licensed Patents which provides to said manufacturer a more favorable Equipment Royalty or Net Selling Price than that provided to LICENSEE for Licensed Products, then LICENSEE may, at its option, adopt the more favorable Equipment Royalty or Net Selling Price as of the effective date of such subsequent license. Also, if subsequent to the Effective Date, LICENSOR grants another manufacturer of excimer laser systems similarly situated to LICENSEE a license under any of the Licensed Patents which provides to said manufacturer more favorable other terms and conditions than those terms and conditions provided herein to LICENSEE for Licensed Products, then LICENSEE may, at its option, adopt the subsequent license in its entirety, mutatis mutandis, as of the effective date of such subsequent license. LICENSOR shall notify LICENSEE in writing of the execution of any such license agreement or amendment thereto between LICENSOR and a third party which relates to the Licensed Patents within thirty (30) days of the execution thereof. Such written notice shall include in reasonable detail the terms of such license and LICENSOR's opinion as to the applicability of this Article 9 to such license. LICENSEE shall be entitled to demand confirmation, at LICENSEE's sole expense, from LICENSOR's inspectors that the information provided to LICENSEE from the LICENSOR is reasonably complete and accurate.

                                   ARTICLE 10
                                 INDEMNIFICATION
                                 ---------------

         10.1 LICENSEE Indemnity. LICENSEE shall indemnify, defend and hold harmless the LICENSOR, and its successors and assigns, from and against any loss, damage, cost or expense of whatsoever kind or nature (including reasonable attorneys' fees and professional expenses) incurred by the LICENSOR by reason of:

                  (a) Any product liability claim arising out of the manufacture, use, sale, lease, license or other disposition of Licensed Products manufactured or marketed by LICENSEE or any LICENSEE Affiliate or any distributor of LICENSEE or any LICENSEE Affiliate.

                  (b) Any breach by LICENSEE or any LICENSEE Affiliate of any of its obligations under this Agreement.

The foregoing indemnification and agreement to defend and hold harmless shall include, without limitation, any cost or expense incurred or to be incurred by the LICENSOR by reason of its having been or being made a party or being threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in connection with any actual or alleged act or omission in connection with any such manufacture, use, sale, lease or other disposition of Licensed Products or performance of any Licensed Procedure. The foregoing indemnification and agreement to defend and hold harmless shall not extend to (a) any acts or omissions by or on behalf of the LICENSOR in bad faith or as a result of negligence, (b) any claims relating to the validity or enforceability of any of the Licensed Patents, or (c) any other claim not attributable to the conduct by LICENSEE or its Affiliates of their respective business.

         10.2 LICENSOR Indemnity. LICENSOR shall indemnify, defend and hold harmless the LICENSEE, its Affiliates, and its successors and assigns, from and against any loss, damage, cost or expense of whatsoever kind or nature (including reasonable attorneys' fees and professional expenses) incurred by the LICENSEE by reason of any breach by LICENSOR or any LICENSOR Affiliate of any of its obligations under this Agreement.

         10.3 Interest On Amounts Due. Any amount payable under any provision of this Article 10, Article 4, or any other provision of this Agreement shall be paid to the party entitled to the payment with simple interest at the Overdue Rate, computed and payable for the period commencing, in the case of a payment due under Article 4, sixty (60) days after the payment is due under that Article, and in all other cases fourteen (14) days from the date on which the party entitled to the payment demands payment in writing, through the date of actual payment. In the case of any legal action between any of the parties, the party prevailing in such action shall be entitled to receive, in addition to any payment provided under other provisions of this Agreement, interest, compounded quarterly, at the Overdue Rate on all costs incurred by the prevailing party in maintaining or defending such legal action which are indemnified against under any provision of this Article 10, for the period commencing on the date on which any such cost is incurred until full payment thereof as otherwise provided in this Article 10.

         10.4 Other. A party claiming indemnification shall not be entitled to indemnification with respect to any action to which it consented in writing or any claim as to which it did not give written notice to the party from which indemnification is sought within ninety (90) days after having received notice of such claim. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES. In the event any claim for indemnification arises from a claim of a third party, the party from whom indemnification is sought shall have the right to defend against such third party claim and, in such event, the party seeking indemnification shall cooperate with all reasonable requests in the defense thereof at the expense of the party from whom indemnification is sought.

                                   ARTICLE 11
                            ASSIGNMENTS AND TRANSFERS
                            -------------------------

         11.1 Transfers/Generally. Except as provided in this Article 11, neither party has the right to assign or transfer any of its rights or to delegate any of its obligations or duties under this Agreement without the express written consent of the other party.

         11.2 Transfers/Exceptions. Either party may assign all, but not less than all, of its rights and obligations under this Agreement to any one or more of its Affiliates, provided that each such Affiliate executes an instrument by which it agrees to be bound by the provisions of this Agreement. In addition, either party (and any of its assignees hereunder) may assign all, but not less than all, of its rights and obligations under this Agreement to any successor by way of merger, consolidation or acquisition of substantially all of the party's assets associated with its Licensed Products and Licensed Procedures business, which executes an instrument by which it agrees to be bound by the provisions of this Agreement. Upon any such assignee's agreement to perform all of the assigning party's obligations hereunder, the assigning party's liability hereunder through the effective date of the assignment shall nevertheless continue until expressly released by the non-assigning party, which release shall not be unreasonably withheld. Nothing in this Section 11.2 shall prevent LICENSEE from effecting a sublicense of less than all of its rights under this Agreement as permitted in Sections 3.1(a) or 3.1(b) of this Agreement.

                                   ARTICLE 12
                              TERM AND TERMINATION
                              --------------------

         12.1 General. The term of this Agreement shall commence on the Effective Date hereof and unless sooner terminated as herein provided shall end on the date on which the last to expire of the Licensed Patents covering the Licensed Products and/or Licensed Procedures.

         12.2 Termination. LICENSEE shall have the right on each anniversary of the Effective Date to terminate this Agreement or any of the licenses granted by this Agreement, by providing to LICENSOR at least three (3) months advance written notice of LICENSEE's intent to terminate. Such termination shall be effective on the anniversary of the Effective Date following LICENSOR's timely receipt of such notice.

         12.3 Limited Survival of Agreement. Notwithstanding the expiration of the term of this Agreement as provided in this Article 12, any provisions of this Agreement with respect to the subject matter described below in this
Section 12.3 shall continue in effect after such expiration to the degree necessary to permit their complete fulfillment or discharge.

                  (a) Any LICENSEE obligation to maintain records and to provide all reports required under this Agreement which relate to any period ending on or before such expiration, and the LICENSOR's right to conduct any inspection with respect thereto.

                  (b) The LICENSOR's right to receive or recover, and LICENSEE's obligation to pay, any amounts due to it under this Agreement which accrued and were earned at any time prior to such expiration, including any amounts which may be due by reason of any adjustment arising from an inspection pursuant to this Agreement.

                  (c) Licenses, releases, and agreements of nonassertion or immunity (running through the period ending on such expiration or such later period as set forth herein) in favor of LICENSEE, its Affiliates, Users, and any other person which acted on behalf of or for the benefit of LICENSEE or its Affiliates with respect to Licensed Products or Licensed Procedures.

                  (d) Any agreement,  including  under the provisions of Article
         7,  in  effect  at  the  time  of  such   expiration  with  respect  to
         confidential information of any party to this Agreement.

                  (e) Any cause of action or claim or remedies of the LICENSOR or LICENSEE arising from any breach of or failure to perform any obligation under this Agreement.

                  (f) Any right, duty or obligation of either party hereto which is expressly stated elsewhere in this Agreement to survive expiration or termination hereof.

         12.4     Failure to Pay; New Products.

                  (a) In the event of a failure by LICENSEE to make any payment in full and in a prompt manner as provided in Article 4 of this Agreement, if such failure is not corrected within thirty (30) days after the date written notice complaining thereof is sent to LICENSEE, the licenses granted to LICENSEE and its Affiliates and Users pursuant to this Agreement and to which such non-payment pertains may, at LICENSOR's option, be terminated forthwith by LICENSOR upon sending written notice to that effect to LICENSEE.

                  (b) If, after the date of this Agreement, LICENSEE develops a product which LICENSEE reasonably believes does not infringe the Licensed Patents (a "New Product"), then LICENSEE may notify LICENSOR of the development of the New Product and request LICENSOR to make a determination as to the issue of infringement. Under such circumstances, and notwithstanding anything in Section 12.4(a) to the contrary, LICENSEE may pay the royalties due for the New Product into an escrow fund established at Citibank N.A., New York, New York (or such other financial institution as the parties may mutually agree), pending the outcome of LICENSOR's evaluation of the New Product. LICENSOR agrees to sign any reasonable confidentiality agreement requested by LICENSEE before receiving proprietary information about the New Product. If after six months following the establishment of the escrow fund, LICENSEE and LICENSOR cannot agree whether the New Product infringes the Licensed Patents, then the funds in escrow shall automatically be paid over to LICENSOR, and the matter shall be resolved using the dispute resolution proceedings set forth in Article
         13. Nothing in this Section 12.4 shall affect LICENSEE's right to terminate this Agreement as set forth in Section 12.2.

         12.5 Insolvency. In the event that LICENSEE shall become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors, or be declared bankrupt, or go into liquidation or receivership, or become a party to a dissolution proceeding or be admitted to any statutory procedure for the settlement of its debts, and such condition continues for at least sixty (60) days, such shall constitute a material breach of this Agreement and LICENSOR shall have the right and option upon sending written notice to LICENSEE to terminate forthwith the licenses granted to LICENSEE and its Affiliates pursuant to this Agreement.

         12.6 Default. In the event of a breach of any material obligation of this Agreement by either party (other than a failure to pay by LICENSEE as described at Section 12.4), the non-breaching party in such event may at its option terminate any of the licenses to which the breach pertains upon ninety
(90) days written notice unless such default is corrected within ninety (90) days after the date written notice complaining thereof is sent to the breaching party.

         12.7 No Release. Expiration or termination of this Agreement or the licenses hereunder pursuant to this Article 12 shall not release either party hereto from any liability which as of the date of expiration or termination has already accrued to that party.

         12.8 Sales After Termination. On termination or expiration of this Agreement for any reason, LICENSEE shall have the right to sell, lease, license or otherwise dispose of any remaining Licensed Products which it or any of its Affiliates has in its possession or control, or which are in the process of being manufactured, provided however, that LICENSEE shall remain obligated for any and all amounts that would have be due LICENSOR hereunder but for the termination or expiration of this Agreement upon the sale, lease, license or other disposition of the Licensed Products.

         12.9 Challenge. In the event that LICENSEE elects to challenge the validity of any Licensed Patent during the term of this Agreement, LICENSOR shall have the right to terminate this Agreement by providing at least one (1) month advance written notice to LICENSEE of LICENSOR's intent to terminate, and the termination shall be effective on the date provided in such written notice. If LICENSOR does not exercise LICENSOR's right to terminate, LICENSEE agrees to continue payment of royalties as required under this Agreement for as long as LICENSEE elects to remain licensed under this Agreement.

                                   ARTICLE 13
                                    DISPUTES
                                    --------

         13.1 Mediation. In the event of any disagreement between LICENSOR and LICENSEE arising out of the provisions of this Agreement (including a disagreement about its existence, validity, enforceability, or interpretation) which LICENSOR and LICENSEE are unable to resolve within a reasonable period of time to settle amicably, either LICENSOR or LICENSEE may serve notice to the other requiring the disagreement to be referred to mediators appointed by J.A.M.S. in Santa Clara County, California and approved by both LICENSOR and LICENSEE and the disagreement shall be so referred to the mediators to facilitate a resolution thereof.

         13.2 Arbitration. Any controversy or claim not successfully mediated in accordance with Section 13.1 and arising out of, in connection with or relating to the interpretation, performance or breach of this Agreement or of any document or agreement delivered under this Agreement, including any claim or controversy based on contract, tort or statute, but excluding any claim or controversy concerning the validity, coverage (i.e., range of protection) or the interpretation of intellectual property rights under the laws of any nation (which shall be governed by Section 13.4 below), shall be settled by arbitration. Any controversy concerning whether a dispute is an arbitrable dispute shall be determined by the arbitrator. The parties intend that this agreement to arbitrate be valid, specifically enforceable and irrevocable. Such arbitration shall be conducted in the City of New York, New York, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"), as modified below:

                           (a)  Disputes  shall be  heard  and  determined  by a
         single neutral arbitrator, who shall be a retired or former judge of any Federal Court appointed under Article III of the United States Constitution or a retired or former judge of the New York Court of Appeals, selected in accordance with the Commercial Arbitration Rules of the AAA, and disputes shall proceed under such rules, as supplemented by the Supplementary Procedures for International Commercial Arbitration.

                           (b) Neither party shall communicate separately with the arbitrator. All communications between a party and the arbitrator will be directed to the AAA for transmittal to the arbitrator.

                           (c) Any party to an arbitration may (i) seek any provisional remedies available under the United States Federal Arbitration Act, and (ii) petition the competent courts to confirm, correct or vacate the award solely on the grounds stated in the United States Federal Arbitration Act. Judgment upon the arbitrator's award may be entered in any court having jurisdiction thereof and, where applicable, shall be in accordance with the U.N. Convention on the Recognition and Enforcement of Foreign Arbitral Awards.

                           (d) At the conclusion of the arbitration proceedings, the arbitrator shall render an award in writing and shall specify the factual and legal basis for the award.

                           (e) The arbitrator shall not be authorized or entitled to include as part of any award any special, exemplary, punitive or consequential damages, regardless of the nature or form of the claim that has been submitted to arbitration.

         13.3 Costs of Arbitration. The arbitrator shall award to the prevailing party, if any, as determined by the arbitrator, all of such prevailing party's costs and fees. "Costs and fees" means all reasonable pre-award expenses of the arbitration, including the arbitrator's fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees and reasonable attorneys' fees and expenses. Notwithstanding the foregoing, the arbitrator may make such different award of costs and fees as the arbitrator may determine is required under the indemnification provisions of this Agreement.

         13.4 Venue in Intellectual Property Disputes. With respect to any dispute concerning the validity, coverage (i.e., range of protection) and the interpretation of intellectual property rights under the laws of any nation, such dispute shall be under the jurisdiction of the courts of the nation where the intellectual property rights are protected.

                                   ARTICLE 14
                                   ENFORCEMENT
                                   -----------

         In the event that any of the Licensed Patents is infringed by a third party, the party to this agreement having notice of such infringement shall promptly notify the other in writing, which notice shall set forth the facts of such infringement in reasonable detail. LICENSOR agrees to use its best efforts to license any such infringer of the Licensed Patents or to take prompt reasonable steps, including litigation, to abate such infringement. LICENSOR shall exercise its best efforts in diligently prosecuting such litigation. If (but only if) LICENSOR fails to prosecute infringers according to this Agreement, then no royalties shall accrue or be owing by LICENSEE in those countries in which infringement occurs while such infringement continues to be ongoing.

                                   ARTICLE 15
                               GENERAL PROVISIONS
                               ------------------

         15.1 Binding Effect/Further Actions. The Agreement shall be binding upon and inure to the benefit of the LICENSOR and LICENSEE and their respective successors and permitted assigns. Each and every successor to the interest of any party hereto shall hold such interest subject to the terms and provisions of this Agreement.

         15.2 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. This Agreement supersedes any prior agreements or understandings among the parties hereof. It may be amended or modified only by written instrument signed by all the parties.

         15.3 Waiver. A failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of the Agreement or to exercise any right or remedy consequent upon a breach thereof shall not constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         15.4 Governing Law. The Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of California.

         15.5 Invalidity. If any provisions of this Agreement, or the application of such provision to any person or circumstance, shall be held to be invalid, the remainder of this Agreement, or the application of such provision to such persons or circumstances other than those to which it is held invalid, shall not be affected thereby, provided that such invalid provisions shall be replaced by valid and enforceable provisions which will achieve as far as possible the economic and business intentions of the parties to this Agreement.

         15.6 No Agency. Nothing in this Agreement shall be deemed to appoint or authorize LICENSEE to act as an agent of the LICENSOR or to assume or incur any liability or obligation in the name or on behalf of the LICENSOR, this sentence shall not be construed to in any manner diminish any rights granted to LICENSEE under this Agreement.

         15.7 Headings. The headings of the several articles and sections are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         15.8 Singular/Plural. Whenever in the context it appears appropriate, each term stated either in the singular or the plural shall include both the singular and the plural.

         15.9 Public Disclosure. Except for such disclosure as is deemed necessary, in the reasonable judgment of legal counsel of a party hereto to comply with applicable law or regulation and any disclosure to be provided by LICENSEE to its Users, no announcement, news release, public statement, publication or presentation relating to the existence of this Agreement, the subject matter hereof, or either party's performance hereunder will be made without the other party's prior written approval, which approval shall not be unreasonably withheld. The parties agree that they will use reasonable efforts to coordinate the initial announcement or press release relating to the existence of this Agreement so that such initial announcement or press release by each is made contemporaneously.

         15.10 Assistance. LICENSOR and LICENSEE recognize that third parties own and control patents in countries throughout the world other than the United States which may relate to the Licensed Products manufactured by LICENSEE. While LICENSEE is of the opinion that the Licensed Products presently manufactured and/or sold by LICENSEE and its Affiliates do not infringe any of these third party patents, in the event that any third party attempts to assert or asserts any patent (other than Excluded Patents under this Agreement) against LICENSEE, then LICENSOR, at LICENSEE's request, agrees to provide technical and legal assistance to LICENSEE in defense of such attempt to assert or assertion. LICENSEE agrees to reimburse LICENSOR for any and all costs and expenses reasonably incurred by LICENSOR in providing such requested assistance.

         15.11  Counterparts.   This  Agreement  may  be  executed  in  separate
counterparts, each of which shall be considered an original but all of which shall constitute one agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated.


LICENSEE

LaserSight Incorporated


By:  /s/ Michael R. Farris                    Date:  5/20/97
    -------------------------                       --------------
Name: Michael R. Farris
     ------------------------
Title: President & CEO
      -----------------------

LICENSOR

VISX, Incorporated


By:  /s/ Elizabeth Davila                     Date:  5/27/97
    -------------------------                       --------------
      Elizabeth Davila
      Executive Vice President and
      Chief Operating Officer

                               LIST OF ATTACHMENTS
                               -------------------


Exhibit A  -  Excluded Patents
Exhibit B  -  Licensed Patents
Exhibit C  -  Licensed Product

                                    EXHIBIT A
                          to License Agreement Between
                 VISX, Incorporated and LaserSight, Incorporated

                                EXCLUDED PATENTS

1.  All United States patents licensed to Pillar Point Partners

2.  The following additional United States VISX patents:

    Patent No.    Application No.   Title
    ----------    ---------------   -----

    4,885,471     185,867           Ultraviolet Radiometer
    4,902,123     125,240           Topography Measuring Apparatus
    4,905,711     165,535           Eye Restraining Device
    4,916,319     185,152           Beam Intensity Profilometer
    4,993,826     344,368           Topography Measuring Apparatus
    4,998,819     347,348           Topography Measuring Apparatus
    5,009,660     407,566           Gas Purging, Eye Fixation Hand Piece
    5,106,183     416,136           Topography Measuring Apparatus
    5,339,121     07/786,650        Rectilinear Photokeratoscope
    5,474,548     091,670           Method  of  Establishing  a  Unique  Machine
                                    Independent Reference Frame for the Eye
    5,391,165     833,604           System for Scanning a Surgical Laser Beam
    5,286,964     945,207           System   for   Detecting,   Correcting   and
                                    Measuring Depth Movement of a Target
    5,283,598     842,879           Illumination of the Cornea for Profilometry
    5,170,193     656,722           Apparatus and  Method of Identifying Signals
                                    in Biological Tissues
    5,162,641     655,919           System and  Method for Detecting, Correcting
                                    and   Measuring  Depth  Movement  of  Target
                                    Tissue in a Laser Surgical System
    5,157,428     719,924           Spectral  Division  of  Reflected  Light  in
                                    Complex Optical  Diagnostic and  Therapeutic
                                    Systems
    5,098,426     307,315           Method  and  Apparatus for  Precision  Laser
                                    Surgery
    5,054,907     456,109           Ophthalmic  Diagnostic  Apparatus and Method
    5,048,946     523,799           Spectral  Division  of  Reflected  Light  in
                                    Complex Optical Diagnostic and Therapeutic
                                    Systems
    4,309,998     046,630           Process and Apparatus for Ophthalmic Surgery

3.  All pending United States VISX patent applications

4.  The following non-United States VISX patents and patent applications

    Patent/Application No.        Country           Title
    ----------------------        -------           -----
    2,080,668                     Canada            Rectilinear Photokeratoscope

                                    EXHIBIT B
                          to License Agreement Between
                 VISX, Incorporated and LaserSight, Incorporated

                                LICENSED PATENTS


                                 ARGENTINA (AR)

Application No. 328,108, filed 05/04/94
Application No. 0334659, filed 12/15/95


                                  BELGIUM (BE)

Patent No. 0 151 869, expires 11/16/04
Patent No. 0 207 648, expires 06/05/06
Patent No. 0 274 205, expires 11/20/06


                                   BRAZIL (BR)

Application No. PI 9401668, filed 05/02/94
Application No. PI 9600020, filed 01/03/96


                                   CANADA (CN)

Patent No. 1243732, expires 10/25/05
Patent No. 1254658, expires 05/23/06
Patent No. 1259105, expires 09/05/06
Patent No. 1271813, expires 07/17/07
Patent No. 1278046, expires 12/18/07
Patent No. 1288481, expires 09/03/08
Patent No. 1300689, expires 05/12/09
Patent No. 1308948, expires 10/20/09
Patent No. 1325832, expires 01/04/11
Application No. 2061976, filed 02/27/92
Application No. 2073802, filed 07/14/92
Application No. 2165515, filed 12/18/95


                                   CHILE (CH)

Application No. 512-94, filed 04/12/94
Application No. 205595, filed 12/28/95


                                  COLOMBIA (CO)

Application No. 015,296, filed 04/15/94
Application No. 95058,466, filed 12/12/95



                           EUROPEAN PATENT OFFICE (EP)

Application No. 92301690.1, filed 02/28/92, Publication No. 503802 Application No. 92307055.1, filed 08/03/92, Publication No. 529822 Application No. 94303256.5, filed 05/05/94, Publication No. 628298 Application No. 96300031.0, filed 01/03/96, Publication No. 721129



                                   FRANCE (FR)

Patent No. 0 151 869, expires 11/16/04
Patent No. 0 207 648, expires 06/05/06
Patent No. 0 218 427, expires 09/26/06
Patent No. 0 257 836, expires 07/31/07
Patent No. 0 274 205, expires 11/20/07
Patent No. 0 346 116, expires 06/08/09


                                  GERMANY (GE)

Patent No. P3491164.8 (EPO 0 151869),  expires 11/16/04
Patent No. P3673470.5 (EPO 0 207648),  expires 06/05/06
Patent No. P3687155.9 (EPO 0 218427),  expires 09/26/06
Patent No. P3688792.7 (EPO 0 247260),  expires 05/29/06
Patent No. P3782887.8 (EPO 0  257836), expires 07/31/07
Patent No. P3785568.9 (EPO 0274205),   expires 11/20/07
Patent No. P68917998.7 (EPO 0  346116), expires 06/08/09


                               GREAT BRITAIN (GB)

Patent No. 0 151 869, expires 11/16/04
Patent No. 0 207 648, expires 06/05/06
Patent No. 0 218 427, expires 09/26/06
Patent No. 0 247 260, expires 05/29/06
Patent No. 0 257 836, expires 07/31/07
Patent No. 0 274 205, expires 11/20/07
Patent No. 0 346 116, expires 06/08/09


                                   ISRAEL (IS)

Patent No. 79223, expires 06/24/06
Patent No. 79034, expires 06/24/06
Patent No. 79224, expires 06/24/06
Patent No. 80124, expires 09/23/06
Patent No. 83185, expires 07/14/07
Application No. 116,547, filed 12/25/95


                                   ITALY (IT)

Patent No. 0 151 869, expires 11/16/04
Patent No. 0 207 648, expires 06/05/06
Patent No. 0 274 205, expires 11/20/07


                                   JAPAN (JP)

Patent No. 1641614, expires 12/25/05, Appl. No. 86132613,
       Disclosure No. 62057549
Patent No. 1641615, expires 01/07/06, Appl. No. 86146259,
       Disclosure No. 62053650
Patent No. 1684306, expires 07/08/06, Appl. No. 91044534,
       Disclosure No. 63150069
Patent No. 1685517, expires 11/15/04, Appl. No. 91043904,
       Disclosure No. 60119935
Patent No. 1685541, expires 05/15/06, Appl. No. 91033015,
       Disclosure No. 62101247
Patent No. 1685545, expires 07/08/06, Appl. No. 91044533,
       Disclosure No. 63073955
Patent No. 1689674, expires 07/02/06, Appl. No. 61154260,
       Disclosure No. 63011130
Patent No. 1723225, expires 11/27/06, Appl. No. 89144287
Patent No. 1728594, expires 03/06/07, Appl. No. 88312126
Application No. 85019/92, filed 03/09/92
Application No. 237639/92, filed 08/14/92
Application No. 94972/94, filed 05/09/94
Application No. 352250/95, filed 12/28/95


                                NETHERLANDS (NE)

Patent No. 0 151 869, expires 11/16/04
Patent No. 0 207 648, expires 06/05/06


                                SOUTH AFRICA (SA)

Patent No. 84/7841, expires 05/29/08
Patent No. 86/4253, expires 06/06/06
Patent No. 86/4337, expires 06/10/06
Patent No. 86/4710, expires 06/24/06
Patent No. 86/7364, expires 09/26/06
Patent No. 87/5690, expires 07/31/07


                                SOUTH KOREA (SK)

Patent No. 62950, expires 09/25/01
Patent No. 68188, expires 06/27/01
Patent No. 73041, expires 11/20/08
Patent No. 70796, expires 06/05/01
Patent No. 70795, expires 06/23/01
Application No. 3696/92, filed 03/06/92
Application No. 14394/92, filed 08/11/92


                                   SPAIN (SP)

Patent No. 2002375, expires 09/25/06
Patent No. 555742, expires 10/27/07, Appl. No. 8801109
Patent No. 556431, expires 12/16/07, Appl. No. 8801981
Patent No. 556652, expires 09/02/07, Appl. No. 8800834
Patent No. 556680, expires 12/09/07, Appl. No. 8801576


                                   SWEDEN (SW)

Patent No. 86304315.4 (0 207 648), expires 06/05/06
Patent No. 87310283.4 (0 274 205), expires 11/20/07


                                SWITZERLAND (SZ)

Patent No. 0 151 869, expires 11/16/04
Patent No. 0 207 648, expires 06/05/06


                                   TAIWAN (TW)

Patent No. 031283, expires 01/20/04
Patent No. 031324, expires 01/31/04
Patent No. 032592, expires 05/21/04
Utility Model No. 57303, expires 10/23/98

                                    EXHIBIT C
                          to License Agreement Between
                 VISX, Incorporated and LaserSight, Incorporated


                          EXAMPLES OF LICENSED PRODUCTS



Compak-200 mini-excimer laser system

LS300 excimer laser system

Laser Scan 2000 excimer laser system

The following accessory equipment items are not considered part of the Licensed Product and will not be included in the Net Selling Price:

         1.    Corneal Topography System
         2.    Video Eye Tracking System
         3.    Video Display Camera
         4.    Lensometer
         5.    Uninterrupted Power Supply
         6.    Doctor's Chair
         7.    Dehumidifier
         8.    Microkeratome
         9.    Patient Chair